                                                      Shawnee Coal Company
                                                     Coal Supply Agreement
                                                           Amendment No. 3

                                                             EXHIBIT 10.44

                                 AMENDMENT

     THIS AMENDMENT IS entered into, effective as of January 1, 1994, by and between Louisville Gas & Electric Company (hereinafter referred to as "Buyer"), whose address is: 220 W. Main Street, Louisville, Kentucky 40232 and Shawnee Coal Company (herein referred to as "Seller"), whose address is: 4205 Hillsboro Road, Nashville, Tennessee 37215 and Roberts Bros. Coal Company (also hereinafter referred to as "Seller"). Whose address is: LaFoon Trail, P.O. Box 1223, Madisonville, Kentucky 42431. In consideration of the agreements herein contained, the parties hereto agree as follows:

1.   AMENDMENTS

     The Coal Supply Agreement heretofore entered into by the parties, dated effective August 9, 1989 and identified as Coal Supply Agreement set forth above, as previously amended by Amendment Numbers 1 and 2 thereto, (hereinafter referred to as "Agreement"), is hereby further amended as follows:

     1.1 Article 1.1 TERM set forth in this agreement to the Contract is amended in its entirety as follows:

          "1.1 TERM. Except for specific effective dates described in specific sections herein, the term of this Agreement shall commence on March 1, 1989 and shall continue until and including December 31, 1996. Buyer shall have right, but not the obligation, to renew this Agreement for up to three (3) additional five (5) year periods, such right to be exercised by notice in writing to Seller no later than sixty (60) days prior to the end of the existing period. The Base Price upon any such renewal shall be agreed upon by the parties subject to the provisions of 6.2."

     1.2 Article 2.1 ANNUAL QUANTITY set forth in this Agreement is amended as follows:

          "2.1 ANNUAL QUANTITY. This section effective January 1, 1989. Except as adjusted under Section 2.3, Seller shall sell and deliver and Buyer shall purchase and accept delivery of the following annual tonnages ("Annual Quantity").

                    Additional Coal This
          Year      This Amendment         Quantity (Tons)
          ----      --------------------   ---------------
          1989      ________                 364,000

          1990      ________                 364,000

          1991      ________                 700,000

          1992      ________               1,300,000

          1993      ________               1,125,000

          1994        90,000               1,215,000

          1995        90,000               1,215,000

          1996     1,215,000               1,215,000

     1.3 Article 2.3 NOTIFICATION set forth in this Agreement is amended to read as follows:

          "2.3 NOTIFICATION. By December 1 of each Agreement year, Buyer shall specify by written notice to Seller the monthly quantities to be delivered in the following Agreement year. Buyer shall provide Seller with at least 30 days notice prior to the beginning of each quarter concerning the quantity of optional tonnage coal that the buyer elects to purchase during the upcoming quarter. For 1994 and following years, Seller will supply up to 300,000 additional tons of coal per year if requested by Buyer. Not more than 150,000 tons of additional coal is to be supplied in any two consecutive quarters and Seller is not required to supply more than 150,000 tons (optional plus base) of additional coal in any given month.

                                                      SHAWNEE COAL COMPANY
                                                     COAL SUPPLY AGREEMENT
                                                           AMENDMENT NO. 3

     1.4 Article 6.2 PRICE REVIEW set forth in this Agreement is amended in its entirety as follows:

          "6.2 PRICE REVIEW. If Buyer exercises its right to renew this Agreement by giving notice under Article 1.1 hereof, then the Base Price and Quality Price adjustment provisions in Section 6 of this Agreement shall be subject to review at the request of either party, for revision(s) to become effective for the renewal term. Buyer shall also have the right of review under this Section at any time during any Agreement Year as a result of any proposal made by Seller under 6.1.

          The party requesting such a review shall give written notice of its request to the other party within 30 days from the date of Buyer's notice to renew this Agreement. The notice shall describe the proposed adjustment(s) and the reasons therefor.

          For a period of ninety (90) days following receipt of such notice, Buyer and Seller shall diligently and in good faith endeavor to reach agreement as to reasonable revision(s) in Base Price or adjustment provisions. If the parties do not agree within such ninety (90) day period (or any mutually agreed extension thereof), either party may terminate this Agreement by giving at least nine (90) months written notice to the other and the then current Base Price, quantity, and all other terms and conditions hereof shall remain in effect until the Agreement is terminated. If neither party gives the aforesaid nine (90) months notice, the then current Base Price, quantity, and all other terms and conditions hereof shall remain in effect until the next price review date or the termination of this Agreement, as the case may be."

     1.5 Article 6.3 QUALITY PRICE ADJUSTMENTS set forth in this Agree is amended to add the following at the end:

          "6.3 QUALITY PRICE ADJUSTMENTS. Notwithstanding the above, the Bonus and Penalty amounts shall escalate one additional time scheduled to take effect 1/1/94, then will remain fixed for the duration of Contract."

     1.6 Article 18 SHAWNEE TERMINATION is added at the end of the Agreement as follows:

          "18 SHAWNEE TERMINATION Notwithstanding any other provision in this Agreement, with respect to Shawnee Coal Company, Inc. only, this Agreement will terminate on December 31, 1995. Such termination will not relieve Shawnee Coal Company, Inc. of any of its liabilities or obligations to Buyer which accrue hereunder by December 31, 1995. This Agreement will continue in full force and effect between Roberts Bros. Coal Company, Inc. and Buyer through the entire term of this Agreement and any renewal terms as set forth herein".

2.   PRICE SUMMARY

     2.1 The Base Price set forth in the Coal Supply Agreement is hereby changed as follows as full compensation to Seller for full and complete performance by Seller of this Amendment in full compliance with all terms and conditions of the Coal Supply
          Agreement:


               Original Base  Net Adjustment   Net Adjustment   Net Adjustment  Few Total      Price for
               Price F.O.B.   Pursuant to      Pursuant to      Pursuant to     Base Price     Optional
     Year      Rail           Amendment 1      Amendment 2      Amendment 3     F.O.B. Rail    Tonnage
     ----      -------------  --------------   --------------   --------------  -----------    ---------
     1990      $0.85470       $________        $________        $________       $________      $________

     1991      $0.89085       $________        $________        $________       $________      $________

     1992      $0.92410       $________        $________        $________       $________      $________

     1993      $0.96171       $________        $________        $________       $________      $________

     1994      $1.00094       $0.01282         ($0.00427)       ($0.00427)      $1.00522       $0.96676

     1995      $1.04017       $0.01282         ($0.00427)       ($0.00427)      $1.04445       $1.00599


Shawnee Coal Company
Coal Supply Agreement
Amendment No. 3


     1996      $________      $________        $________        $________       $1.08518       $1.04672

               *All Prices in $/MMBTU


               Any additional tonnage as described in Article 2.3
               NOTIFICATION -- shall be .90 cents per ton ($0.03846/MMBTU) less than established price for that year.

3.   STATUS OF AGREEMENT

     As amended herein, the Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year below written, but effective as of the day and year first set forth above.

Shawnee Coal Company                    Louisville Gas and Electric
                                        Company


By:  ___________________________        By:_________________________________

Title:  __________________________      Title:______________________________

Date:  ___________                      Date:  _____________

Roberts Bros. Coal Co., Inc.


By:  ___________________________

Title:  __________________________

Date:  ___________

                                     3